EXHIBIT 1.2

I CERTIFY THIS IS A COPY OF A
      DOCUMENT FILED ON              FORM 19

          SEP 11 2000             (Section  343)
                                   COMPANY ACT

      /s/ JOHN S. POWELL
 12       JOHN S. POWELL
    REGISTRAR OF COMPANIES      Special Resolution      Certificate  of
 PROVINCE OF BRITISH COLOMBIA                           Incorporation No. 428549



The following special resolution was passed by the company referred to below on the date stated:

     Name  of  company:     Coast  Falcon  Resources  Ltd.

     Date resolution passed:     September 6, 2000

     Resolution:

     "CHANGE  OF  NAME

     RESOLVED,  AS  A  SPECIAL  RESOLUTION,  THAT:

     1. pursuant to section 223(1) of the Company Act (British Columbia), the name of the Company be changed from Coast Falcon Resources Ltd. to inside Holdings Inc.; and

     2. the Memorandum of the Company be altered to reflect the change of name of the Company from Coast Falcon Resources Ltd. to Inside Holdings Inc.

CONSOLIDATION  OF  SHARE  CAPITAL

RESOLVED,  AS  A  SPECIAL  RESOLUTION,  THAT:

     1. pursuant to section 231(l) of the Company Act (British Columbia), all of the 50,000,000 Common Shares without par value, both issued and unissued, be consolidated into 50,000 Common Shares without par value, every 1,000 of such shares before consolidation being consolidated into one share with all fractions being rounded down and no payment being required to be made in respect thereof by the Company;

     2. that paragraph 2 of the Memorandum of the Company be altered to read as follows:

          '2. The authorized capital of the Company consists of 50,000 Common Shares without par value.'.

     3. the directors of the Company be authorized not to proceed with the consolidation at any time if, in their sole discretion, they believe it is not in the best interest of the Company.

SUBDIVISION  OF  SHARE  CAPITAL

RESOLVED,  AS  A  SPECIAL  RESOLUTION,  THAT:

     1. pursuant to section 231(1) of the Company Act (British Columbia), all of the 50,000 Common Shares without par value, both issued and unissued, be subdivided into 5,000,000 Common Shares without par value, every one of such shares before subdivision being subdivided into 100 shares;


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     2.   that  paragraph 2 of the  Memorandum of the Company be altered to read as follows:

          '2. The authorized capital of the Company consists of 5,000,000 Common Shares without par value.'.

     3. the directors of the Company be authorized not to proceed with the subdivision at any time if, in their sole discretion, they believe it is not in the best interest of the Company.

INCREASE  IN  AUTHORIZED  CAPITAL

RESOLVED,  AS  A  SPECIAL  RESOLUTION, THAT:

     1. pursuant to section 230(1) of the Company Act (British Columbia), the authorized capital of the Company be increased from 5,000,000 Common Shares without par value to 100,000,000 Common Shares without par value by creating an additional 95,000,000 Common Shares without par value; and;

     2. that paragraph 2 of the Memorandum of the Company, in the form attached hereto as Schedule "A", be altered to read as follows:

          '2. The authorized capital of the Company consists of 100,000,000 Common Shares without par value.'"


Certified a true copy this  8th  day of September,  2000.
                           -----


(Signature)  /s/  Paul A. Visosky
           ----------------------
(Relationship company) Solicitor


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                                    SCHEDULE



                                   MEMORANDUM

                                       Of

                              INSIDE HOLDINGS INC.


                       (as altered by a Special Resolution
                       dated the 6th day of September, 2000)



1.     The  name  of  the  Company  is  "Inside  Holdings  Inc.";

2. The authorized capital of the Company consists of 100,000,000 Common Shares without par value.


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